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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Petro-Canada on Form F-9 and Form F-3 of our reports dated January 28, 2004, relating to the consolidated financial statements of Petro-Canada as at and for the years ended December 31, 2003 and 2002 (which audit report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain adjustments of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such adjustments) appearing in the Annual Report on Form 40-F of Petro-Canada for the year ended December 31, 2003.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Calgary, Alberta, Canada

October 28, 2004

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  Exhibit 5.1